UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): January 31, 2017 (January 27, 2017)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

262 N University Drive Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 447-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2017, Thomas G. Sexton notified Vista Outdoor Inc. (Vista Outdoor or the Company) that he will be retiring from his role as Vice President, Controller, and Treasurer of the Company, effective April 7, 2017.

Item 7.01.	Regulation FD Disclosure.

On January 31, 2017, Vista Outdoor issued a press release reporting Mr. Sexton's retirement addressed above. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely as a result of the requirements of Regulation FD. Furthermore, the information provided in this report and in Exhibit 99.1 hereto shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.
By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: January 31, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 31, 2017.